UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 10, 2006
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
SIGNATURES

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On November 5, 2006, Pizza Inn, Inc. (the “Company”) and Wells Fargo Bank, N.A. (“Wells Fargo”) entered into a Supplemental Limited Forbearance Agreement (the “Supplemental Forbearance Agreement”), under which Wells Fargo agreed to forbear until December 28, 2006 (the “Supplemental Forbearance Period”) from exercising its rights and remedies related to the Company’s existing defaults under the Third Amended and Restated Loan Agreement between the Company and Wells Fargo dated January 22, 2003 and other related loan agreements (as amended, the “Loan Agreements”), subject to, among other conditions, Wells Fargo receiving a letter of credit in the amount of $1.5 million to be issued by or on behalf of Newcastle Partners, L.P. or its affiliates (“Newcastle”)(the “Newcastle L/C”). Under the Supplemental Forbearance Agreement, Wells Fargo also agreed to fund additional Revolving Credit Advances, as defined in the Loan Agreements, during the Supplemental Forbearance Period, provided that the aggregate principal amount of the Revolving Credit Advances does not exceed $2,020,000 at any one time. The aggregate amount of Revolving Credit Advances is not reduced by a $230,000 letter of credit previously issued in favor one of the Company’s insurers, which will not be renewed upon expiration on November 30, 2006.
     On November 10, 2006, the Newcastle L/C was issued to Wells Fargo. In connection with the Newcastle L/C, also on November 10, 2006, the Company and Newcastle entered into an agreement (the “Reimbursement Agreement”) whereby the Company agrees to (i) reimburse Newcastle for a maximum of $15,000 of its expenses payable to its general partner, (ii) reimburse Newcastle for its out-of-pocket expenses incurred in obtaining and issuing the Newcastle L/C, and (iii) indemnify and hold harmless Newcastle and its officers and affiliates from certain potential costs, expenses and liabilities that they may incur or be subjected to that may arise in connection with the Newcastle LC, the Supplemental Forbearance Agreement and the Reimbursement Agreement. On November 10, 2006, the Company and Newcastle also entered into (i) a promissory note agreement to provide that if the Newcastle L/C is drawn on then it will be evidenced by a $1.5 million note issued to Newcastle that will accrue interest at a rate equal to Prime plus an interest rate margin of 5.00% and (ii) a security agreement granting Newcastle an interest in certain of the Company’s tangible and intangible assets, which will be subordinate to Wells Fargo’s security interests in such assets under the Loan Agreements. The Newcastle L/C may be drawn on by Wells Fargo to pay down the Company’s outstanding debt if there are certain new events of default during the Supplemental Forbearance Period or if the Supplemental Forbearance Period expires and is not extended before the Company’s obligations to Wells Fargo are paid in full. As of November 13, 2006, the Company had satisfied all of the conditions to the commencement of the Supplemental Forbearance Period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: November 15, 2006	By:	/s/ Timothy P. Taft
Timothy P. Taft, President
and Chief Executive Officer